UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 25, 2011

PALM HARBOR HOMES, INC.
(Exact name of Registrant as Specified in Charter)

Florida	0-24268	59-1036634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
15303 Dallas Parkway
Suite 800
Addison, Texas 75001-4600
(972) 991-2422
(Address, including zip code, and telephone numbers,
including area code, of principal executive offices)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On April 25, 2011, pursuant to the Amended and Restated Asset Purchase Agreement dated March 1, 2011, Palm Harbor Homes, Inc., and certain of its subsidiaries (“Palm Harbor”) completed their previously announced sale of substantially all of the assets of Palm Harbor to Palm Harbor Homes, Inc., a Delaware corporation ("Acquisition Co.") and wholly-owned subsidiary of Fleetwood Homes, Inc. ("Fleetwood").  Fleetwood is a direct subsidiary of Cavco Industries, Inc.  The effective date of the transaction is April 22, 2011.  The sale was conducted pursuant to the provisions of Section 363 of the U.S. Bankruptcy Code (the "Section 363 Sale") and approved by the United States Bankruptcy Court for the District of Delaware on March 4, 2011.  The aggregate gross purchase price for the 363 Sale was $83.9 million.  Of that amount, (i) $13.4 million was deposited into escrow and once Palm Harbor receives the consent of the Texas Department of Insurance to transfer the stock of Standard Casualty Co. to Acquisition Co., the escrowed funds will be released to Palm Harbor; and (ii) approximately $45.3 million was used to retire the debtor-in-possession loan previously made by Fleetwood to Palm Harbor.  After payment of expenses that included title insurance and prorated taxes, Palm Harbor received approximately $16.2 million.

After payments to creditors, there will not be sufficient proceeds to make any distributions to stockholders.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) & (b)        Effective April 26, 2011, in connection with the Section 363 Sale, (i) Mr. Larry Keener, Palm Harbor's Chairman of the Board, President and Chief Executive Officer, announced his immediate resignation from Palm Harbor and each of its affiliates (other than Standard Casualty Co.) and his decision to assume the role of President of Acquisition Co.; and (ii) the Board of Directors of Palm Harbor appointed Brian Cejka to fill the vacancy on the Board created by Mr. Keener's resignation.  Effective at the close of business on April 29, 2011, all of Palm Harbor's directors, other than Mr. Cejka, will resign from the Board of Directors of Palm Harbor.  Mr. Cejka will then be the sole director of Palm Harbor.  A copy of Mr. Keener's resignation letter is attached hereto as Exhibit 99.1.

(c)          Brian Cejka, currently Palm Harbor's Chief Restructuring Officer, will assume the role of Interim President, Chief Executive Officer and Secretary effective April 27, 2011.

Item 9.01.    Financial Statements and Exhibits.

(d)         Exhibits

Exhibit	Title

99.1	Resignation Letter of Larry H. Keener, dated April 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2011	PALM HARBOR HOMES, INC.

/s/ Larry H. Keener Larry H. Keener Chief Executive Officer